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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement of Ross Systems, Inc. on Form S-8 of our report dated August 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Ross Systems, Inc. as of June 30, 1997, and for the year ended June 30, 1997, which report is included in the Company's Annual Report on Form 10-K for the year ended June 30, 1999.

PricewaterhouseCoopers LLP
Atlanta, Georgia

June 15, 2000




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